UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): (December 4, 2023)

NOV INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12317	76-0475815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10353 Richmond Ave. Houston, Texas		77042
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code 346-223-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2023, NOV Inc. (the “Company”) entered into new executive employment agreements (the “Employment Agreements”) with the following executive officers of the Company: Clay C. Williams, Jose A. Bayardo, Joseph W. Rovig, and Craig L. Weinstock.

Each Employment Agreement is for a term of three (3) years and entitles each executive to the payment of annual base salary and the right to participate in the Company’s annual bonus plan, incentive plans and other benefit plans in effect from time to time. In the event any executive’s employment is terminated by the executive for Good Reason (as defined in the Employment Agreements) or by the Company other than for Cause, Death or Disability (each as defined in the Employment Agreements), the executive shall be entitled to a severance payment equal to the aggregate of the following amounts: (A) the executive’s accrued base salary through the date of termination, the executive’s annual bonus for the year prior to termination, assuming the applicable performance goals have been met and such bonus remains unpaid, and accrued and unpaid vacation pay, (B) an amount equal to two times the sum of (i) executive’s base salary and (ii) a percentage of the executive’s base salary (which percentages for each executive are as follows: Mr. Williams – 125%, Messrs. Bayardo, Rovig and Weinstock – 80%) (the “Cash Severance”) and (C) an amount equal to the annual bonus payable in the year of termination, such bonus to be prorated and based on actual Company performance. The Cash Severance payment will be paid in twelve (12) monthly installments. Furthermore, in such event, the executive shall also be entitled to continuation of health benefits for two years (or the executive may elect to participate in the Company’s Retiree Medical Plan), the executive’s stock options will continue to vest under the terms of the award for a period of up to three (3) years plus ninety (90) days, the executive’s unvested time-based restricted stock awards or restricted stock units shall be 100% vested, and the executive’s unvested performance awards will continue until the original vesting date on a prorated basis. The Employment Agreements also contain customary non-competition, non-solicitation and non-disparagement provisions.

No changes have been made to the Severance Agreements executed previously with the aforementioned executive officers.

The description above is a summary, and is qualified in its entirety by the form of Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Executive Employment Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2023	NOV INC.

/s/ Brigitte M. Hunt
Brigitte M. Hunt
Vice President